Exhibit 99.1

NEWS RELEASE
LML REPORTS PROFITABLE RESULTS FOR THE SECOND QUARTER AND
SIX MONTH PERIOD OF FISCAL 2013

VANCOUVER, BC, November 9, 2012 — LML PAYMENT SYSTEMS INC. (“LML”) (NASDAQ: LMLP), a leading payments technology provider of financial payment processing solutions for e-commerce and traditional businesses, reports results for its second quarter and six month period ended September 30, 2012.

Revenue for the second quarter ended September 30, 2012 was $5.8 million compared to $13 million in revenue for the second quarter ended September 30, 2011.  Gross profit for the quarter was $2.5 million or 43% compared to $7.3 million or 57% last year.  Net income for the quarter was $349,000, or $0.01 per share, compared to net income of $3.4 million or $0.12 per share, for the second quarter ended September 30, 2011.

Revenue for the six month period ended September 30, 2012 was $11.4 million compared to revenue of $18.9 million for the six months ended September 30, 2011.  Gross profit for the six months ended September 30, 2012 was $4.8 million compared to gross profit of $10 million for the six months ended September 30, 2011.  Net income for the same period was $796,000, or $0.03 per share, compared to net income of $4.1 million or $0.15 per share (basic), for the same period during fiscal 2012.

Highlights

•	Transaction Payment Processing segment revenue increases 31% year over year for the second quarter
•	Added over 770 customers during the quarter, increasing total customer base to over 15,000
•	Subsidiary Beanstream named a Sage North America Endorsed/OEM development partner of the year for 2012

Pending Arrangement

As previously announced, on September 21, 2012, LML entered into an Arrangement Agreement (the “Arrangement Agreement”) with Digital River, Inc. (“Digital River”) and LML Acquisition Corp., a direct wholly-owned subsidiary of Digital River (“Merger Sub”).  The Arrangement Agreement contemplates the acquisition by Digital River, through Merger Sub, of all of the outstanding equity securities of LML pursuant to a “plan of arrangement” (the “Arrangement”) under the Business Corporations Act (British Columbia), under which LML is now governed.  LML’s Board of Directors, acting upon the unanimous recommendation of a special committee of the Board of Directors comprised of all the independent members of the Board of Directors, has approved and adopted the Arrangement Agreement and has recommended that LML’s shareholders vote to approve the Arrangement Agreement.  The Arrangement Agreement has also been approved by the boards of directors of all other parties to the Arrangement Agreement.

Additional Information and Where to Find It

LML has filed a preliminary proxy statement with the SEC indicating its intention to call a special meeting of its shareholders to vote on the Arrangement and the Arrangement Agreement.  Completion of the Arrangement is subject to the approval of the shareholders of LML, regulatory approvals, and other customary conditions.  LML’s shareholder meeting to vote on the Arrangement Agreement and the closing of the Arrangement are expected to occur during the latter half of the fourth quarter of 2012 or the first quarter of 2013; however, no assurance can be given that the Arrangement Agreement will be approved by LML’s shareholders or that the Arrangement will ultimately be completed. SHAREHOLDERS OF LML ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION CONCERNING THE ARRANGEMENT AND LML.  Shareholders of LML will be able to obtain a free copy of the definitive proxy statement, as well as other filings containing information about LML and the Arrangement, when available, without charge, at the SEC’s Internet site (www.sec.gov). In addition, copies of the definitive proxy statement and other filings containing information about LML and the Arrangement can be obtained, when available and without charge, by directing a request to LML, Attention: Investor Relations, 1140 West Pender Street, Suite 1680, Vancouver, British Columbia V6E 4G1, by phone at (800) 888-2260, or on LML’s website at www.lmlpayment.com.

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LML, Digital River and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from LML’s shareholders in respect of the Arrangement. You can find information about LML’s directors and executive officers in LML’s definitive annual proxy statement filed with the SEC on July 31, 2012. You can obtain free copies of LML’s annual proxy statement, and LML’s definitive proxy statement in connection with the Arrangement (when it becomes available), by contacting LML’s investor relations department. Additional information regarding the interests of LML’s directors and executive officers will be included in the definitive proxy statement and the other relevant documents filed with the SEC when they become available. You can find information about Digital River’s directors and executive officers in Digital River’s definitive annual proxy statement filed with the SEC on April 18, 2012. You can obtain free copies of Digital River’s annual proxy statement by contacting Digital River’s investor relations department.

About LML Payment Systems Inc.

LML Payment Systems Inc., through its Canadian subsidiary Beanstream Internet Commerce Inc., and its U.S. subsidiaries Beanstream Internet Commerce Corp. and LML Payment Systems Corp., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses. We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. For more details about LML Payment Systems, visit www.lmlpayment.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect LML’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect LML’s financial results is included in LML’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, LML undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(In U.S. Dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30		September 30
	2012	2011	2012	2011

REVENUE	$5,759,228	$12,921,122	$11,372,260	$18,890,387
COST OF REVENUE	3,280,872	5,610,876	6,531,844	8,932,702
GROSS PROFIT	2,478,356	7,310,246	4,840,416	9,957,685

OPERATING EXPENSES
General and administrative	1,330,308	981,091	2,296,495	1,912,095
Sales and marketing	273,928	214,727	525,152	522,237
Product development and enhancement	307,769	248,516	617,743	522,211
INCOME BEFORE OTHER INCOME (LOSS) AND INCOME TAXES	566,351	5,865,912	1,401,026	7,001,142

OTHER INCOME (LOSS)
Foreign exchange (loss) gain	(68,794)	(34,394)	(73,000)	(2,744)
Interest income	43,744	11,708	70,501	28,885
	(25,050)	(19,686)	(2,499)	26,141

INCOME BEFORE INCOME TAXES	541,301	5,843,226	1,398,527	7,027,283

Income tax expense (recovery)
Current	319,610	2,222,008	775,229	2,428,205
Deferred	(127,148)	207,485	(172,870)	497,999
	192,462	2,429,493	602,359	2,926,204

NET INCOME	348,839	3,413,733	796,168	4,101,079

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized foreign exchange gain (loss) on translation of foreign operations	231,359	(398,154)	100,200	(383,791)

TOTAL COMPREHENSIVE INCOME	$580,198	$3,015,579	$896,368	$3,717,288

EARNINGS PER SHARE, basic	$0.01	$0.12	$0.03	$0.15
EARNINGS PER SHARE, diluted	$0.01	$0.12	$0.03	$0.14

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	28,246,684	28,233,434	28,246,684	28,191,808
Diluted	29,107,280	28,898,811	28,858,501	28,932,332

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 LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(In U.S. Dollars, except as noted below)
(Unaudited)

	September 30,	March 31,
	2012	2012
ASSETS
Current Assets
Cash and cash equivalents	$27,402,745	$26,783,754
Funds held for merchants	12,391,538	9,485,182
Short-term investments	2,586,393	3,290,393
Restricted cash	175,000	175,000
Accounts receivable, less allowance of $190,513 (March 31, 2012 - $27,397)	1,530,081	1,272,580
Other receivable	852,889	-
Inventory	38,049	-
Corporate taxes receivable	358,724	373,939
Prepaid expenses	244,473	331,361
Total current assets	45,579,892	41,712,209

Property and equipment, net	197,521	121,496
Patents	31,093	120,457
Restricted cash	260,395	258,095
Deferred tax assets	982,821	809,951
Goodwill	17,874,202	17,874,202
Other intangible assets	3,472,462	3,720,037
Other assets	20,919	20,796
Total assets	$68,419,305	$64,637,243

LIABILITIES
Current Liabilities
Accounts payable	$809,973	$720,666
Accrued liabilities	1,860,478	1,445,490
Corporate taxes payable	-	386,607
Funds due to merchants	12,391,538	9,485,182
Current portion of obligations under finance lease	2,460	2,460
Current portion of deferred revenue	811,048	1,342,828
Total current liabilities	15,875,497	13,383,233

Obligations under finance lease	3,510	4,920
Total liabilities	15,879,007	13,388,153

EQUITY
Capital Stock
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Common shares, no par value, 100,000,000 shares authorized, 28,246,684 issued and outstanding (March 31, 2012 - 28,246,684)	53,918,912	53,918,912

Contributed surplus	10,396,434	10,001,594
Warrants	113,662	113,662
Deficit	(12,261,392)	(13,057,560)
Accumulated other comprehensive income	372,682	272,482
Total equity	52,540,298	51,249,090

Total liabilities and equity	$68,419,305	$64,637,243

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 LML PAYMENT SYSTEMS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30		September 30
	2012	2011	2012	2011

Operating Activities:
Net income	$348,839	3,413,733	$796,168	4,101,079
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Amortization of property and equipment	23,375	25,038	45,575	59,278
Amortization of intangible assets	168,469	165,645	336,938	331,290
Share-based payments	195,733	152,657	394,840	289,094
Deferred income taxes	(127,148)	207,485	(172,870)	497,999
Foreign exchange (gain) loss	(124,223)	195,701	(70,242)	191,998

Changes in non-cash operating working capital
Accounts receivable	(54,346)	838,251	(234,589)	(36,299)
Other receivable	(852,889)	-	(852,889)	-
Inventory	1,188	-	(37,317)	-
Corporate taxes receivable	(90,723)	(106,308)	6,375	(165,477)
Prepaid expenses	31,314	10,818	88,030	32,325
Accounts payable and accrued liabilities	547,298	(309,966)	494,922	(447,990)
Corporate taxes payable	(836,236)	1,631,891	(376,158)	(2,706,864)
Deferred revenue	(298,362)	(339,475)	(539,387)	(648,681)
Net cash (used in) provided by operating activities	(1,067,711)	5,885,470	(120,604)	1,497,752

Investing Activities:
Acquisition of short term investments	-	(3,294,525)	-	(3,294,525)
Maturity of short term investments	766,125	-	766,125	-
Acquisition of property and equipment	(93,238)	(21,655)	(119,769)	(42,897)
Net cash provided by (used in) investing activities	672,887	(3,316,180)	646,356	(3,337,422)

Financing Activities:
Proceeds from exercise of stock options	-	-	-	205,375
Net cash provided by financing activities	-	-	-	205,375

Effects of foreign exchange rate changes on cash and cash equivalents	237,008	(375,299)	93,239	(362,912)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(157,816)	2,193,991	618,991	(1,997,207)

Cash and cash equivalents, beginning of period	27,560,561	22,726,293	26,783,754	26,917,491

Cash and cash equivalents, end of period	$27,402,745	$24,920,284	$27,402,745	$24,920,284

Supplemental disclosure of cash flow information
Taxes paid	$1,260,548	$697,000	$1,260,548	$5,296,921

CONTACTS:

Patrick H. Gaines - CEO	Investor Relations
(640) 689-4440	(800) 888-2260

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